Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-162119 on Form S-3 and in the Registration Statement No. 333-144697 on Form S-8 of MF Global Holdings Ltd. of our report dated May 27, 2010 relating to the consolidated and combined financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 27, 2010